Exhibit 10.1

SECOND AMENDMENT TO SERVICES AND INDEMNIFICATION AGREEMENT

This Second Amendment to Services and Indemnification Agreement, dated as of August 13, 2024 and effective as of April 1, 2024 (this “Amendment”), by and among Inflection Point Acquisition Corp. II (the “Company”), Inflection Point Holdings II LLC (the “Sponsor”), The Venture Collective LLC (“TVC”), Peter Ondishin (“Mr. Ondishin”) and Kevin Shannon (“Mr. Shannon” and, together with the Company, the Sponsor, TVC and Mr. Ondishin, the “Parties” and each, a “Party”).

WHEREAS, the Parties have entered into a Services and Indemnification Agreement, dated as of May 24, 2023, as amended by the Amendment to Services and Indemnification Agreement, dated as of March 28, 2024 and effective as of January 1, 2024 (the “Agreement”);

WHEREAS, the Parties hereto desire to further amend the Agreement on the terms and subject to the conditions set forth herein to reduce the monthly fee paid to TVC, effective as of April 1, 2024 from $24,091.00 to $18,882.02 for the period starting April 1, 2024; and

WHEREAS, the Parties may amend the Agreement by mutual written consent of the Parties.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendment of the Agreement. Subject to the terms and conditions of this Amendment, the Agreement is hereby amended, effective as of April 1, 2024, to reflect that the monthly fee covered in Section 1 of the Agreement is reduced from $24,091.00 to $18,882.02 for the period starting April 1, 2024.

3. Miscellaneous.

(a) Affirmations. Each of the Parties hereby (i) affirms the terms of the Agreement as modified by this Amendment, and (ii) agrees that the terms and conditions of the Agreement as modified by this Amendment shall continue in full force and effect.

(b) Entire Agreement. This Amendment, together with the Agreement and any documents, instruments and writings that are delivered pursuant hereto or thereto or referenced herein or therein, constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c) Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(d) Headings. The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

INFLECTION POINT ACQUISITION CORP. II

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chairman and CEO

INFLECTION POINT HOLDINGS II LLC

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Member

THE VENTURE COLLECTIVE LLC

By:	/s/ Nicholas Shekerdemian
Name:	Nicholas Shekerdemian
Title:	Founding Partner

/s/ Peter Ondishin
Peter Ondishin

/s/ Kevin Shannon
Kevin Shannon

[Signature Page to Second Amendment to Services and Indemnification Agreement]